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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report:          August 18, 1995
                     -------------------------------------
                     (Date of the earliest event reported)


                            OPPENHEIMER CAPITAL, L.P.
               ------------------------------------------------------
               (Exact name of registrant as specified in its charter)


           DELAWARE                       1-9597                13-3412614
- -------------------------------       ------------       ----------------------
(State or other jurisdiction of        (Commission       (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)



OPPENHEIMER TOWER
WORLD FINANCIAL CENTER, NEW YORK, NEW YORK                10281
- ------------------------------------------              ---------
(Address of principal executive office)                 (Zip Code)


                                (212) 667-7000
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                (Registrant's telephone number including area code)

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ITEMS 1-4.   Not Applicable.

ITEM 5.   Other Events.

   On August 18, 1995, Oppenheimer Management Corporation ("OMC") and Oppenheimer Capital signed an agreement whereby OMC will, subject to certain conditions, acquire the investment advisory and other contracts and associated business relationships of Oppenheimer Capital in twelve of the Quest for Value Funds (the "Acquired Funds"). The transaction has been approved by the Boards of OMC and the Quest for Value Funds but is subject to the approval of the shareholders of each Quest for Value Fund.

   The twelve Quest for Value Funds had total net assets, as of July 31, 1995, of approximately $1.6 billion, including $1.25 billion in six equity funds and approximately $330 million in six fixed-income funds. As of July 31, 1995, OMC and its affiliates had assets of more than $36 billion under management in more than 45 mutual funds.

   Under the terms of the agreement, after the closing of the transaction the portfolios of the six equity funds (each a "Continuing Fund") -- Quest for Value Fund, Inc., Quest for Value Global Equity Fund, Inc., Quest for Value Opportunity Fund, Quest for Value Small Capitalization Fund, Quest For Value Growth and Income Fund and Quest for Value Officers Fund -- will continue to be managed by Quest for Value Advisors, an affiliate of Oppenheimer Capital, under subadvisory agreements with OMC, and OMC will act as the investment manager to the funds. Under this arrangement, the current portfolio management teams will continue to manage the funds after the acquisition is completed.

   Each of the six Quest for Value fixed-income funds will be merged into funds currently managed by OMC (each a "Reorganized Fund"). Quest for Value Investment Quality Income Fund, Quest for Value U.S. Government Income Fund and Quest for Value Global Income Fund will be merged into Oppenheimer Bond Fund, Oppenheimer U.S. Government Trust and Oppenheimer Strategic Income Fund, respectively. The three Quest for Value tax-exempt funds -- the National, California and New York Tax-Exempt Funds -- will be merged into Oppenheimer Tax-Free Bond Fund, Oppenheimer California Tax-Exempt Fund and Oppenheimer New York Tax-Exempt Fund, respectively.

   The transaction does not include the assets of Quest for Value's Primary, Government and three municipal portfolios of Quest Cash Reserves or the seven portfolios of the Quest for Value Accumulation Trust offered in variable annuity and variable life insurance products. Likewise, the transaction does not include those assets related to other activities of Quest for Value Advisors. After the closing, Quest for Value Advisors will operate under a new name, Opcap Advisors.

   The purchase price for the acquisition will be based primarily on a formula taking into account the assets of the funds at closing, as more fully described in Exhibit A, attached hereto. As of July 31, 1995, that portion of the purchase price would have been approximately $37.6 million. An additional payment of up to $4.2 million may be made on the first anniversary of the closing if the assets of the merged Quest fixed income funds are at stated levels.

ITEM 6.   Not applicable.

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ITEM 7.   Exhibits.

   A.    Calculation of Purchase Price

   The aggregate purchase price for the investment advisory and other contracts and associated business relationships will be an amount equal to the sum of (i) the Initial Purchase Payment (as hereinafter defined) payable in cash at the Closing, (ii) the aggregate amount of all unamortized prepaid commissions as of the business day immediately preceding the date of the acquisition closing which relate to the Acquired Funds (excluding those with respect to Citibank, N.A. described in the succeeding clause) payable in cash at the Closing, (iii) the amount payable by OMC in respect of the right, title and interest of Citibank, N.A. to certain commissions and (iv) the Deferred Purchase Payment (as hereinafter defined).

   The "Initial Purchase Payment" shall be an amount equal to the sum of (x) 225% of the Annualized Fee Amount (as hereinafter defined) of each Reorganized Fund and (y) 270% of the Annualized Fee Amount of each Continuing Fund (excluding the Quest for Value Officers Fund). The "Annualized Fee Amount" of an Acquired Fund shall equal the product of (i) such Acquired Fund's Closing Net Assets (as hereinafter defined) and (ii) the annual advisory fee payable to Quest for Value Advisors by such Acquired Fund at the rate indicated in the most recent prospectus for such Acquired Fund at the Closing (plus any applicable annual administrative fee). "Closing Net Assets" for an Acquired Fund shall mean the aggregate net asset value of such Acquired Fund as of the close of business on the last business date preceding the Closing.

   The "Deferred Purchase Payment" shall be an amount equal to the aggregate amounts determined for all Reorganized Funds pursuant to the following formula: the Closing Payment (as hereinafter defined) times the Applicable Percentage (as hereinafter defined). The "Closing Payment" shall be the aggregate amount calculated for all Reorganized Funds pursuant to clause (x) of the Initial Purchase Payment formula. The "Applicable Percentage" shall be 100% if the Continuing Net Asset Percentage (as hereinafter defined) is 75% or more, 0% if the Continuing Net Asset Percentage is 50% or less and the percentage determined in accordance with the following formula if the Continuing Net Asset Percentage is between 75% and 50%: 100% - (4)(75% - Continuing Net Asset Percentage). The "Continuing Net Asset Percentage" shall equal the percentage obtained by dividing the Anniversary Net Assets (as hereinafter defined) by the Closing Net Assets. The "Anniversary Net Assets" shall mean the most recently determined aggregate net asset values of all Reorganized Funds as of 8:00 p.m. on the first anniversary of the Closing of each account of the Reorganized Funds which are eligible to be included in Anniversary Net Assets in accordance with the principles set forth in the Acquisition Agreement.

ITEM 8.   Not applicable.

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                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         OPPENHEIMER CAPITAL, L.P.
                                         -------------------------
                                         (Registrant)

                                         By  /s/ Joseph M. La Motta
                                            ------------------------------
                                                 Joseph M. La Motta
                                                 Executive Vice President and
                                                 Director of Oppenheimer
                                                 Financial Corp.;
                                                 President and Chief Executive
                                                 Officer of Oppenheimer Capital


                                         By  /s/ Sheldon M. Siegel
                                            ------------------------------
                                                 Sheldon M. Siegel
                                                 Managing Director and Chief
                                                 Financial Officer of
                                                 Oppenheimer Capital

Dated:   August 30, 1995


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